EXHIBIT  10.9
                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") effective as of the 15th day of March 2000, between PhotoLoft, Inc., a Nevada corporation having its principal place of business at 300 Orchard City Drive, Suite 142, Campbell, California 98005 ("Employer"), and Chris McConn ("Employee").


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                                   WITNESSETH:
WHEREAS, Employer desires to employ Employee upon the terms and subject to the conditions hereinafter set forth, and Employee desires to accept such employment:

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

     1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, Employer shall employ Employee and Employee hereby accepts such employment.

     2. TERM. The term of this Agreement shall be for the period from March 15, 2000 through March 15, 2001(the "Initial Term").

     3.   POSITION AND DUTIES.

          a. POSITION. Employee shall serve as CTO and shall perform the duties and exercise the powers in connection with such position and which may from time to time be reasonably assigned to or vested in him or her by the CEO and/or the Board of Directors or similar governing body of Employer (the "Board") or the duly authorized committee or designee thereof.

          b. FULL TIME EFFORTS. Employee shall perform and discharge faithfully, diligently and to the best of his or her ability such duties and responsibilities and shall devote his or her full-time efforts to the business and affairs of Employer.

          c. NO INTERFERENCE WITH DUTIES. Employee shall not devote time to other activities such as would inhibit or otherwise interfere with the proper performance of his or her duties.

     4. WORK STANDARD. Employee hereby agrees that he or she will at all times comply with abide by all terms and conditions set forth in this Agreement, and all applicable work policies, procedures and rules as may be issued by Employer.

     5.   COMPENSATION.

          a. BASE SALARY. Subject to the terms and conditions set forth in this Agreement, Employer shall pay Employee, and Employee shall accept, a salary ("Base Salary") at the annual rate of $115,000 for all services rendered during the term of this Agreement. Base Salary shall be reviewed no less frequently than annually. The Base Salary is not to be considered in any way to limit Employee's opportunity to receive appropriate increases in Base Salary during the term of this Agreement. The Base Salary shall be paid in accordance with Employer's normal payroll procedures.

          b. EMPLOYMENT OPTIONS. Employee shall continue vesting options granted under a 1998 Option Agreement.

          c. WITHHOLDING. All compensation payable to Employee pursuant to this Agreement shall be subject to, and Employer will deduct and withhold, all applicable federal, state and local withholding, employment, social security, and other similar taxes.

     6. FRINGE BENEFITS. During the term of Employee's employment under this Agreement, Employee shall receive the fringe benefits described below:

          a. MEDICAL, DENTAL, VISION, LIFE AND DISABILITY INSURANCE. Employer shall provide Employee and eligible dependents ("spouse and children under 21 years of age") with medical, dental and vision insurance coverage. Life and disability insurance coverage will be provided by Employer to Employee.

          b. VACATION. Employee is eligible for four (4) weeks of vacation per calendar year.

          c. OUT OF POCKET EXPENSES. Employer will reimburse Employee for out of pocket expenses ("out of pocket expenses") as incurred by the Employee in the normal course of business, including, but not limited to corporate entertainment, non-capital purchases and corporate travel.

     7. LAWS, REGULATIONS, AND PUBLIC ORDINANCES. Employee shall comply with all federal, state, and local statutes, regulations and public ordinances governing the work.

     8.   CONFIDENTIAL   INFORMATION;    INVENTIONS;   CONFLICTING   EMPLOYMENT;
          RETURNING COMPANY DOCUMENTS; SOLICITATION OF EMPLOYEES; NON-COMPETE.

          a. COMPANY INFORMATION: Employee agrees at all times during the term of employment and thereafter, to hold in strictest confidence, and not use, except for the benefit of the Employer, or to disclose to any person, firm or corporation without written authorization of the board of Directors of the Company, any Confidential Information of the Company. Employee understands that Confidential Information means any company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the company on whom Employee called or with whom Employee became acquainted during the term of employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to me by the company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Employee.

          b. FORMER EMPLOYER INFORMATION. Employee agrees that he will not, during employment with the company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity with which Employee has an agreement or duty to keep in confidence, information acquired by Employee in confidence, if any, and that he will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          c. THIRD PARTY INFORMATION. Employee recognizes that the company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out work for the company consistent with the company's agreement with such third party.

          d. INVENTIONS RETAINED AND LICENSED: Employee has attached hereto as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements and trade secrets which were made by Employee prior to employment with the company (collectively referred to as Prior inventions), which belong to Employee, which relate to the company's purposed business, products or hereunder; or, if not such list is attached, Employee represents that there are no such prior inventions. If in the course of his employment wit the company, Employee incorporates into a company product, process or machine a prior invention owned by Employee or in which Employee has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such prior invention as part of or in connection with such product, process or machine.

          e. ASSIGNMENT OF INVENTIONS; Employee agrees that he will promptly make full written disclosure to the company, will hold in trust for the sole right and benefit of the company and hereby assign to the company, or its designee, all right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, during the period of time he is in the employee of the company (collectively referred to as "Inventions"), except as provided in Section i below. Employee further acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

          f. MAINTENANCE OF RECORDS: Employee agrees to keep and maintain adequate and current written records of all inventions made by Employee (solely or jointly with others) during the term of employment with the company. The records will be in the form of notes, sketches, drawings and any other format that may be specified by the company. The records will be available to and remain the sole property of the company at all times.


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          g.   PATENT AND COPYRIGHT REGISTRATION:  Employee agrees to assist the company, or its designee, at the company's expense, in every proper way to secure the company's rights in the inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries,
               including  the   disclosure  to  the  company  of  all  pertinent
               information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such inventions, and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto. Employee further agrees that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the company is unable because of mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyrights registrations covering inventions or original works of authorship assigned to the company as above, then Employee hereby irrevocably designates and appoints company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.


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          h.   EXCEPTIONS  TO  ASSIGNMENTS.   Employee   understands   that  the
               provisions of this Agreement requiring assignment of inventions to company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870. Employee will advise the company promptly in writing of any inventions that he believes meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

          i. RETURNING COMPANY DOCUMENTS. Employee agrees that, at the time of leaving the employ of the company he will deliver to the company (and will not keep in his possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, others documents, or property, or reproductions of any aforementioned items developed by Employee pursuant to his employment with the company or otherwise belonging to the company, its successors or assigns.

          j. SOLICITATION OF EMPLOYEES. Employee agrees that, for a period of one year immediately following the termination of his relationship with the company for any reason, whether with or without cause, either directly or indirectly, on his own behalf or in the service or on behalf of other, solicit, recruit or attempt to persuade any person to terminate such person's employment with the company, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or is at-will.

          k. NON-COMPETE. Employee agrees that he shall not, for a period of one year immediately following the termination of my relationship with the company for any reason, whether with or without cause, either directly or indirectly engage in any activity that competes with PhotoLoft, Inc.


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     9.   TERMINATION FOR CAUSE. This Agreement may be terminated at any time by
          Employer without prior notice thereof to Employee and without any liability owning to Employee under this Agreement under the following conditions, each of which shall constitute "Cause";

          a. FAILURE TO DISCHARGE DUTIES. Employee willfully neglects or refuses to discharge his duties hereunder or refuses to comply with any lawful and reasonable instructions given to him by Employer without reasonable excuse;

          b. BREACH. Employee shall have committed any material breach, or repeated or continued after written notice of any breach, whether material or not, of his obligations hereunder;

          c. GROSS MISCONDUCT. Employee is guilty of gross misconduct. For the purposes of this Agreement the following acts shall constitute gross misconduct:

               i) Any act involving fraud or dishonesty or breach of applicable regulations of competent authorities in relation to trading or dealing with stocks, securities, investments and the like;

               ii) The carrying out of any activity or the making of any statement which would prejudice or impair the good name or standing of Employer or would bring Employer into contempt, ridicule or would reasonable shock or offend any community in which Employer is located;


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               iii) Attendance at work in a state of  intoxication  or otherwise
                    being  found  in   possession  at  his  place  of  work  any
                    prohibited drug or substance, possession of which would amount to a criminal offense;

               iv) Assault or other act of violence against any employee of Employer or other person during the course of his or her employment;

               v) Harassment of disparagement of others based on their age, disability, color, national origin, race, religion, sex or veteran status, including acts of sexual harassment or,

               vi) Conviction of any felony or misdemeanor involving moral turpitude.

     10. TERMINATION BY EMPLOYER FOR REASONS OTHER THAN CAUSE. Notwithstanding anything herein to the contrary, and subject to the survival provisions of Paragraph 13.G hereof, Employer may terminate this Agreement at any time with thirty (30) days prior notice thereof to Employee. In such an event, Employer shall pay to Employee in accordance with Employer's normal practices; 1) the Base Salary; 2) vested Stock Options, 3) Medical, Dental, Vision, Life and Disability Insurance, 5) and any unused Vacation -for a period of one (1) year after the date of the termination.


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     11.  TERMINATION BASED UPON CHANGE OF CONTROL. In the event Employer enters into an agreement with another person or entity, the effect of which is to change the control of the Employer, then and in such event, Employee shall be exclusively entitled to terminate this Agreement, and in such event, Employer shall pay to Employee the severance payments in the amount of one (1) year base salary, and benefits
          payable  through  the  end  of  the  term.  Additionally,   upon  such
          termination, the vesting of all options to purchase Common Stock of the Company held by Employee shall be accelerated so that such options are immediately exercisable. For purposes of this Agreement, the term "change of control: shall mean: (i) any change of equity such that more than fifty percent (50%) of the issued and outstanding shares of the Company are transferred to a third party; (ii) or debt ownership, including but not limited to conversion rights of debt to equity of the Employer such that more than fifty percent (50%) of the issued and outstanding shares are transferred to a third party; or (iii) a sale of substantially all of Employer's assets. However, a change of control shall not include a public offering of the securities of the Company.

     12.  TERMINATION BY EMPLOYEE.

          a. VOLUNTARY TERMINATION. Employee may terminate his employment under this Agreement at any time with thirty (30) days prior written notice thereof to Employer. Upon such termination, Employee shall be entitled to his pro-rata Base Salary and all stock options that have vested at that time.

          b. RESIGNATION FOR GOOD CAUSE. The termination of his employment under this Agreement by Employee following a substantial reduction in Employee's position or duties or material breach of this Agreement by Employer shall be deemed a termination by employee for reasons other than cause as set forth in paragraph 10 hereof.

          c. TERMINATION UPON DEATH. This Agreement shall terminate immediately upon Employee's death. Employee's estate shall be entitled to Employee's Base Salary up to twelve (12) months after the Employee's death and earned Stock Options. Medical, Dental and Vision Insurance payments shall continue for six (6) months from date of Employee's death.


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     13.  GENERAL PROVISIONS.

          a. AMENDMENT. This Agreement may be amended or modified only by a writing signed by both of the parties hereto.

          b. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon Employee, his or her heirs and personal representatives, and Employer, its successors and assigns.

          c. WAIVER. The waiver by either party of a breach of any provision contained in this Agreement shall not be construed as or operate as a waiver of any subsequent breach.

          d.   NOTICES

               i) All notices and all other communication provided for herein shall be in writing and delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested or delivered by a recognized national overnight courier service, or sent by facsimile as follows:

          If to Employer to:          Mr. Patrick Dane
                                      Director

          If to Employer to:          Mr. Jack Marshall
                                      CEO, President, Treasurer

               If Employee has provided notice to Employer that he is represented by counsel, Employer shall copy Employee's counsel at the address specified. Employee agrees and understands that any legal fees or expenses incurred by him in connection with this Agreement are his sole responsibility and Employer shall not reimburse Employee for any portion of such fees or expenses.


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               ii)  All  notices  sent under this  Paragraph  13 shall be deemed given twenty four (24) hours after sent by facsimile or courier and seventy-two (72) hours after sent by certified or registered mail.

               iii) Either  party  hereto may change the address to which notice is to be sent hereunder by written notice to the other party in accordance with the provisions of this Paragraph.

          e. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

          f. ENTIRE AGREEMENT. This Agreement contains the full and complete understanding of the parties hereto with respect to the subject matter contained herein and this Agreement supersedes and replaces any prior agreement , either oral or written, which Employee may have with Employer that relates generally to the same subject matter.

          g. SURVIVAL. Notwithstanding any expiration or termination of this Agreement, the provisions of this agreement shall survive and remain in full force and effect, as shall any other provision hereof that, by its terms or reasonable interpretation thereof, sets forth obligations that extend beyond the termination of this Agreement.

          h. ASSIGNMENT. This Agreement may not be assigned by Employee without the prior written consent of Employer, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect. Employer can assign this Agreement to any Affiliate with Employee's written consent. Thereafter, any such assignee shall be considered to be the Employer for all purposes under this Agreement; provided however, that references to previous incentive bonuses shall be deemed to include incentive bonuses paid by any assignor.


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          i.   SEVERABILITY.  If any  one or  more  of  the  terms,  provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, and to that end the provisions hereof shall be deemed severable.

          j. PARAGRAPH HEADING. The section headings set forth herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement whatsoever.

          k. VOLUNTARY AGREEMENT. Employee and Employer represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Agreement with legal, tax or other advisers(s) of such party's choice before executing this Agreement.

          REMEDIES.

          ARBITRATION OF DISAGREEMENTS. Any dispute, controversy or claim arising out of or relating to the obligations under this Agreement shall be settled by final and binding arbitration in accordance with the American Arbitration Association Employment Dispute Resolution Rules. The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within 30 days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the American Arbitration Association (the "AAA"). The selection process shall be that which is set forth in the AAA Employment Dispute Resolution Rules, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected.


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          All fees and expenses of the  arbitration,  including a transcript  if requested, will be borne by the Employer. Any action to enforce or vacate the arbitrator's award shall be governed by the Federal Arbitration Act, if applicable, and otherwise by California state law.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement as of the date first above written.

                     EMPLOYER                         EMPLOYEE
                     Patrick  Dane                    Chris  McConn

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") effective as of the 15th day of March 2000, between PhotoLoft, Inc., a Nevada corporation having its principal place of business at 300 Orchard City Drive, Suite 142, Campbell, California 98005 ("Employer"), and Kay Wolf Jones ("Employee").


                                   WITNESSETH:

WHEREAS, Employer desires to employ Employee upon the terms and subject to the conditions hereinafter set forth, and Employee desires to accept such employment:

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, Employer shall employ Employee and Employee hereby accepts such employment.

2. TERM. The term of this Agreement shall be for the period from March 15, 2000 through March 15, 2001 (the "Initial Term").

3.   POSITION AND DUTIES.

     a. POSITION. Employee shall serve as Vice President, Marketing and shall perform the duties and exercise the powers in connection with such position and which may from time to time be reasonably assigned to or vested in him or her by the CEO and/or Board of Directors or similar governing body of Employer (the "Board") or the duly authorized committee or designee thereof.


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     b.   FULL TIME EFFORTS.  Employee  shall perform and discharge  faithfully, diligently and to the best of his or her ability such duties and responsibilities and shall devote his or her full-time efforts to the business and affairs of Employer.

     c. NO INTERFERENCE WITH DUTIES. Employee shall not devote time to other activities such as would inhibit or otherwise interfere with the proper performance of his or her duties.

4. WORK STANDARD. Employee hereby agrees that he or she will at all times comply with abide by all terms and conditions set forth in this Agreement, and all applicable work policies, procedures and rules as may be issued by Employer.

5.     COMPENSATION.

     a. BASE SALARY. Subject to the terms and conditions set forth in this Agreement, Employer shall pay Employee, and Employee shall accept, a salary ("Base Salary") at the annual rate of $95,000 for all services rendered during the term of this Agreement. Base Salary shall be reviewed no less frequently than annually. The Base Salary is not to be considered in any way to limit Employee's opportunity to receive appropriate increases in Base Salary during the term of this Agreement. The Base Salary shall be paid in accordance with Employer's normal payroll procedures.

     b. EMPLOYMENT OPTIONS. Employee will earn up to 150,000 employment options, granted under the PhotoLoft, Inc. Employee Stock Option Plan. The options will be priced at the closing price of the stock March 31, 2000.

     c. WITHHOLDING. All compensation payable to Employee pursuant to this Agreement shall be subject to, and Employer will deduct and withhold, all applicable federal, state and local withholding, employment, social security, and other similar taxes.

6. FRINGE BENEFITS. During the term of Employee's employment under this Agreement, Em0ployee shall receive the fringe benefits described below:

     a. MEDICAL, DENTAL, VISION, LIFE AND DISABILITY INSURANCE. Employer shall provide Employee and eligible dependents ("spouse and children under 21 years of age") with medical, dental and vision insurance coverage. Life and disability insurance coverage will be provided by Employer to Employee.

     b. VACATION. Employee is eligible for four (4) weeks of vacation per calendar year.

     c. OUT OF POCKET EXPENSES. Employer will reimburse Employee for out of pocket expenses ("out of pocket expenses") as incurred by the Employee in the normal course of business, including, but not limited to corporate entertainment, non-capital purchases and corporate travel.

7. LAWS, REGULATIONS, AND PUBLIC ORDINANCES. Employee shall comply with all federal, state, and local statutes, regulations and public ordinances governing the work.

8. CONFIDENTIAL INFORMATION; INVENTIONS; CONFLICTING EMPLOYMENT; RETURNING COMPANY DOCUMENTS; SOLICITATION OF EMPLOYEES; NON-COMPETE.

     a. COMPANY INFORMATION: Employee agrees at all times during the term of employment and thereafter, to hold in strictest confidence, and not use, except for the benefit of the Employer, or to disclose to any person, firm or corporation without written authorization of the board of Directors of the Company, any Confidential Information of the Company. Employee understands that Confidential Information means any company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the company on whom Employee called or with whom Employee became acquainted during the term of employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to me by the company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine.

     b. FORMER EMPLOYER INFORMATION. Employee agrees that she will not, during employment with the company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity with which Employee has an agreement or duty to keep in confidence, information acquired by Employee in confidence, if any, and that Employee will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

     c. THIRD PARTY INFORMATION. Employee recognizes that the company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the company consistent with the company's agreement with such third party.

     d. INVENTIONS RETAINED AND LICENSED: Employee has attached hereto as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements and trade secrets which were made by me prior to employment with the company (collectively referred to as Prior inventions), which belong to Employee, which relate to the company's purposed business, products or hereunder; or, if not such list is attached, Employee represents that there are no such prior inventions. If in the course of employment wit the company, Employee incorporates into a company product, process or machine a prior invention owned by Employee or in which Employee has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such prior invention as part of or in connection with such product, process or machine.

     e. ASSIGNMENT OF INVENTIONS; Employee agrees that she will promptly make full written disclosure to the company, will hold in trust for the sole right and benefit of the company and hereby assign to the company, or its designee, all right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whither or not patentable or registrable under copyright or similar laws, which she may solely or jointly conceive or develop or reduce to practice, during the period of time she is in the employee of the company (collectively referred to as "Inventions"), except as provided in Section i below. Employee further acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

     f. MAINTENANCE OF RECORDS: Employee agrees to keep and maintain adequate and current written records of all inventions made by her (solely or jointly with others) during the term of employment with the company. The records will be in the form of notes, sketches, drawings and any other format that may be specified by the company. The records will be available to and remain the sole property of the company at all times.

     g. PATENT AND COPYRIGHT REGISTRATION: Employee agrees to assist the company, or its designee, at the company's expense, in every proper way to secure the company's rights in the inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the comp0any, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such inventions, and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto. Employee further agrees that her obligation to execute or cause to be executed, when it is in her power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign patents or copyrights registrations covering inventions or original works of authorship assigned to the company as above, then Employee hereby irrevocably designates and appoints company and its duly authorized officers and agents as agent and attorney in fact, to act for and in behalf and stead of Employee to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

     h. EXCEPTIONS TO ASSIGNMENTS. Employee understands that the provisions of this Agreement requiring assignment of inventions to company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870. Employee will advise the company promptly in writing of any inventions that she believes meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

     i. RETURNING COMPANY DOCUMENTS. Employee agrees that, at the time of leaving the employ of the company she will deliver to the company (and will not keep in her possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, others documents, or property, or reproductions of any aforementioned items developed by Employee pursuant to employment with the company or otherwise belonging to the company, its successors or assigns.

     j.   SOLICITATION  OF EMPLOYEES.  Employee agrees that, for a period of one
          (1) year immediately following the termination of Employee's relationship with the company for any reason, whether with or without cause, either directly or indirectly, on behalf or in the service or on behalf of other, solicit, recruit or attempt to persuade any person to terminate such person's employment with the company, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or is at-will.

     k. NON-COMPETE. I agree that I shall not, for a period of one year immediately following the termination of my relationship with the company for any reason, whether with or without cause, either directly or indirectly engage in any activity that competes with PhotoLoft,Inc.

9. TERMINATION FOR CAUSE. This Agreement may be terminated at any time by Employer without prior notice thereof to Employee and without any liability owning to Employee under this Agreement under the following conditions, each of which shall constitute "Cause";

     a. FAILURE TO DISCHARGE DUTIES. Employee willfully neglects or refuses to discharge her duties hereunder or refuses to comply with any lawful and reasonable instructions given to her by Employer without reasonable excuse;

     b. BREACH. Employee shall have committed any material breach, or repeated or continued after written notice of any breach, whether material or not, of her obligations hereunder;

     c. GROSS MISCONDUCT. Employee is guilty of gross misconduct. For the purposes of this Agreement the following acts shall constitute gross misconduct:

          i) Any act involving fraud or dishonesty or breach of applicable regulations of competent authorities in relation to trading or dealing with stocks, securities, investments and the like;

          ii) The carrying out of any activity or the making of any statement which would prejudice or impair the good name or standing of Employer or would bring Employer into contempt, ridicule or would reasonable shock or offend any community in which Employer is located;

          iii) Attendance at work in a state of intoxication or otherwise being found in possession at her place of work any prohibited drug or substance, possession of which would amount to a criminal offense;

          iv) Assault or other act of violence against any employee of Employer or other person during the course of his or her employment;

          v) Harassment or disparagement of others based on their age, disability, color, national origin, race, religion, sex or veteran status, including acts of sexual harassment or,

          vi)  Conviction  of  any  felony  or   misdemeanor   involving   moral
               turpitude.

10. TERMINATION BY EMPLOYER FOR REASONS OTHER THAN CAUSE. Notwithstanding anything herein to the contrary, and subject to the survival provisions of Paragraph 13.G hereof, Employer may terminate this Agreement at any time with thirty (30) days prior notice thereof to Employee. In such an event, Employer shall pay to Employee in accordance with Employer's normal practices; 1) the Base Salary; 2) vested Stock Options, 3) Medical, Dental, Vision, Life and Disability Insurance, 5) and any unused Vacation - for a period of one (1) year after the termination date.

11. TERMINATION BASED UPON CHANGE OF CONTROL. In the event Employer enters into an agreement with another person or entity, the effect of which is to change the control of the Employer, then and in such event, Employee shall be exclusively entitled to terminate this Agreement, and in such event, Employer shall pay to Employee the severance payments in the amount of one (1) year base salary, and benefits payable through the end of the term. Additionally, upon such termination, the vesting of all options to purchase Common Stock of the Company held by Employee shall be accelerated so that such options are immediately exercisable. For purposes of this Agreement, the term "change of control: shall mean: (i) any change of equity such that more than fifty (50%) percent (50%) of the issued and outstanding shares of the Company are transferred to a third party; (ii) or debt ownership, including but not limited to conversion rights of debt to equity of the Employer such that more than fifty percent (50%) of the issued and outstanding shares are transferred to a third party; or
          (iii) a sale of substantially all of Employer's assets. However, a change of control shall not include a public offering of the securities of the Company.

12.     TERMINATION  BY  EMPLOYEE.

     a. VOLUNTARY TERMINATION. Employee may terminate this employment under this Agreement at any time with thirty (30) days prior written notice thereof to Employer. Upon such termination, Employee shall be entitled to her pro-rata Base Salary through the date of such termination and all stock options that have vested at that time.

     b. RESIGNATION FOR GOOD CAUSE. The termination of her employment under this Agreement by Employee following a substantial reduction in Employee's position or duties or material breach of this Agreement by Employer shall be deemed a termination by employee for reasons other than cause as set forth in paragraph 10 hereof.

     c. TERMINATION UPON DEATH. This Agreement shall terminate immediately upon Employee's death. Employee's estate shall be entitled to Employee's Base Salary up to twelve (12) months after the Employee's death and earned Stock Options. Medical, Dental and Vision Insurance payments shall continue for six (6) months from date of Employee's death.

GENERAL PROVISIONS.

     a. AMENDMENT. This Agreement may be amended or modified only by a writing signed by both of the parties hereto.

     b. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon Employee, his or her heirs and personal representatives, and Employer, its successors and assigns.

     c. WAIVER. The waiver by either party of a breach of any provision contained in this Agreement shall not be construed as or operate as a waiver of any subsequent breach.

     d.   NOTICES

          i) All notices and all other communication provided for herein shall be in writing and delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested or delivered by a recognized national overnight courier service, or sent by facsimile as follows:

          If to Employer to: Mr. Patrick Dane
                             Director

          If to Employee to: Mr. Jack Marshall
                             CEO, President, Treasurer

          If Employee has provided notice to Employer that he is represented by counsel, Employer shall copy Employee's counsel at the address specified. Employee agrees and understands that any legal fees or expenses incurred by him in connection with this Agreement are his sole responsibility and Employer shall not reimburse Employee for any portion of such fees or expenses.

          ii) All notices sent under this Paragraph 13 shall be deemed given twenty-four (24) hours after sent by facsimile or courier and seventy-two (72) hours after sent by certified or registered mail.

          iii) Either party hereto may change the address to which notice is to be sent hereunder by written notice to the other party in accordance with the provisions of this Paragraph.

     e. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

     f. ENTIRE AGREEMENT. This Agreement contains the full and complete understanding of the parties hereto with respect to the subject matter contained herein and this Agreement supersedes and replaces any prior agreement , either oral or written, which Employee may have with Employer that relates generally to the same subject matter.

     g. SURVIVAL. Notwithstanding any expiration or termination of this Agreement, the provisions of this agreement shall survive and remain in full force and effect, as shall any other provision hereof that, by its terms or reasonable interpretation thereof, sets forth obligations that extend beyond the termination of this Agreement.

     h. ASSIGNMENT. This Agreement may not be assigned by Employee without the prior written consent of Employer, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect. Employer can assign this Agreement to any Affiliate with Employee's written consent. Thereafter, any such assignee shall be considered to be the Employer for all purposes under this Agreement; provided however, that references to previous incentive bonuses shall be deemed to include incentive bonuses paid by any assignor.

     i. SEVERABILITY. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, and to that end the provisions hereof shall be deemed severable.

     j. PARAGRAPH HEADING. The section headings set forth herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement whatsoever.

     k. VOLUNTARY AGREEMENT. Employee and Employer represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Agreement with legal, tax or other advisers(s) of such party's choice before executing this Agreement.

13.     REMEDIES.

          ARBITRATION OF DISAGREEMENTS. Any dispute, controversy or claim arising out of or relating to the obligations under this Agreement shall be settled by final and binding arbitration in accordance with the American Arbitration Association Employment Dispute Resolution Rules. The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within 30 days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the American Arbitration Association (the "AAA"). The selection process shall be that which is set forth in the AAA Employment Dispute Resolution Rules, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected.

          All fees and expenses of the arbitration, including a transcript if requested, will be borne by the Employer. Any action to enforce or vacate the arbitrator's award shall be governed by the Federal Arbitration Act, if applicable, and otherwise by California state law.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement as of the date first above written.


     EMPLOYER                         EMPLOYEE
     Patrick  Dane                    Kay  Wolf  Jones

     BY:

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT



THIS EMPLOYMENT AGREEMENT ("Agreement") effective as of the 10th day of May, 2000, between PhotoLoft.com, a Nevada corporation having its principal place of business at 300 Orchard City Drive, Suite 142, Campbell, California 98005 ("Employer" or the "Company"), and Jack Marshall ("Employee").

                                   WITNESSETH:

WHEREAS,  Employer  AND  employee  Have  entered  into  that  certain Employment
Agreement  dated  March  15,  2000  ("Employment  Agreement");



WHEREAS, Employer and Employee desire to amend and restate the Employment Agreement, in its entirety as set forth herein ("Amended and Restated Employment Agreement");



WHEREAS, Employer desires to employ Employee upon the terms and subject to the conditions hereinafter set forth, and Employee desires to accept such employment;



NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend and restate the Employment Agreement, hereby enter into the Amended and Restated Employment
Agreement,  and  hereby  agree  as  follows.

     1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, Employer shall employ Employee and Employee hereby accepts such employment.

     2. TERM. The term of this Agreement shall be for the period from April 30, 2000 trough April 30, 2002 (the "Initial Term").

     3.   POSITION  AND  DUTIES.

          a. POSITION. Employee shall serve as CEO and Chairman of the Executive Committee until such time as a President is hired by Employer in accordance with paragraph 6.5 of the Stock Purchase Agreement dated April 18, 2000 between Intellect Capital Group, LLC and Employer. Employees duties as CEO are set forth in Exhibit A attached hereto. At such time, Employee shall resign as the CEO and shall take the position of Vice Chairman and Chairman of the Executive Committee. Employee's duties in connection with the position of Chairman of the Executive Committee are set forth in Exhibit A attached hereto.
                  ---------

          b. FULL TIME EFFORTS. Employee shall perform and discharge faithfully, diligently and to the best of his ability such duties and responsibilities and shall devote his full-time efforts to the business and affairs of Employer.

          c. NO INTERFERENCE WITH DUTIES. Employee shall not devote time to other activities that would, in the sole discretion of the
               Employer, inhibit or otherwise interfere with the proper performance of his or her duties.

     4. WORK STANDARD. Employee hereby agrees that he will at all times comply with and abide by all terms and conditions set forth in this Agreement, and all applicable work policies, procedures and rules as may be issued by Employer.

     5.   COMPENSATION.

          a. BASE SALARY. Subject to the terms and conditions set forth in this Agreement, Employer shall pay Employee, and Employee shall accept, a salary ("Base Salary") at the annual rate of $240,000 for all services rendered during the term of this Agreement. Base Salary shall be reviewed no less frequently than annually. The Base Salary is not to be considered in any way to limit Employee's opportunity to receive appropriate increases in Base Salary, at Employer's discretion, during the term of this Agreement. The Base Salary shall be paid in accordance with Employer's normal payroll procedures.

          b. INCENTIVE BONUS. Subject to the terms and conditions set forth in this Agreement, Employer shall pay Employee, and Employee shall accept, an annual bonus ("Incentive Bonus") to be no less than 25% of Employee's Base Salary as defined by this Agreement if Employer meets the financial goals of the Business Plan (Exhibit
               C), including, but not limited to, net revenue, operating expenses and operating income (as those terms ate defined in the Business Plan) and the consummation of an investment by at least one strategic investor in each year of this contract. Employee is eligible to receive an additional 25% of Base Salary when certain additional performance criteria and milestones, which shall be established by the Board of Directors within S months of the commencement of this Agreement, are achieved,

          c. STOCK OPTIONS. Employer will grant to Employee stock options to purchase up to 200,000 shares of Common Stock when certain additional performance criteria and milestones, which shall be established by the Board of Directors within 3 months of the commencement of this Agreement, are achieved (these criteria may be different than those established under subsection 5b). In addition, Employee will be eligible for participation in future grants to employees at the discretion of the Board of Directors. The options referenced in this subsection 5c will be issued at a price equal to the fair market value of the Common Stock at the time the options are granted. Employee's current Stock Option Agreement (relating to a total of 1,551,209 shares under option, including options already vested) shall remain in effect. Employee's Stock Option Agreement that shall remain in effect does not include the 750,000 options referenced in the Employment Agreement dated March 15, 2000.

          d. WITHHOLDING. All compensation payable to Employee pursuant to this Agreement shall be subject to, and Employer will deduct and withhold, all applicable federal, state and local withholding, employment, social security, and other similar taxes.

     6. FRINGE BENEFITS. During the term of Employee's employment under this Agreement, Employee shall receive the fringe benefits described below:

          a. MEDICAL, DENTAL, VISION, LIFE AND DISABILITY INSURANCE. Employer shall provide Employee and eligible dependents ("spouse and children under 21 years of age") with medical, dental and vision insurance coverage. Life and disability insurance coverage will be provided by Employer to Employee at an amount determined by the Board of Directors, but in no event less than one and one-half (1 1/2.) times Employee's annual salary.

          b. VACATION. Employee is eligible to accrue four (4) weeks of vacation per calendar year. Employee may not have more than four weeks of accrued and unused vacation at any time.

          c. OUT OF POCKET EXPENSES. Employer will reimburse Employee for reasonable out of pocket expenses ("out of pocket expenses") as incurred by the Employee in the normal course of business, including but not limited to corporate entertainment, non-capital purchases and corporate travel, subject to the Company's normal reimbursement policies.

     7. LAWS, REGULATIONS, AND PUBLIC ORDINANCES. Employee shall comply with all federal, state, and local statutes, regulations and public ordinances governing the work.

     8.   CONFIDENTIAL   INFORMATION;    INVENTIONS;   CONFLICTING   EMPLOYMENT;
          RETURNING COMPANY DOCUMENTS; SOLICITATION OF EMPLOYEES; NON-COMPETE; INEVITABLE DISCLOSURE.

          a. COMPANY INFORMATION: Employee agrees at all times during the term of employment and thereafter, to hold in strictest confidence, and not use, except for the benefit of the Employer, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. Employee understands that Confidential Information means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee called or with whom Employee became acquainted during the term of this Agreement), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Employee.

          b. FORMER EMPLOYER INFORMATION. Employee agrees that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity with which Employee has an agreement or duty to keep in confidence, information acquired by Employee in confidence, if any, and that Employee will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          c. THIRD PARTY INFORMATION. Employee recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for the Company consistent with the Company's agreement with such third party.

          d. INVENTIONS RETAINED AND LICENSED: Employee has attached hereto as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements and trade secrets which were made by Employee prior to employment with the Company (collectively referred to as Prior inventions), which belong to Employee, which relate to the Company's purposed business, products or hereunder; or, if no such list is attached, Employee represents that there are no such prior inventions. If, in the course of employment with the Company, Employee incorporates into a Company product, process or machine a prior invention owned by Employee or in which Employee has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such prior invention as part of or in connection with such product, process or machine.

          e. ASSIGNMENT OF INVENTIONS: Employee agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company and hereby assign to the Company, or its designee, all his right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whither or not patentable or registrable under copyright or similar laws, which he may solely or jointly conceive or develop or reduce to practice, during the period of time he is in the employee of the Company (collectively referred to as "Inventions"), except as provided in Section h below. Employee further acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of his employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

          f. MAINTENANCE OF RECORDS: Employee agrees to keep and maintain adequate and current written records of all inventions made by him (solely or jointly with others) during the term of his employment with the Company. The records will be in the form of notes, sketches, drawings and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

          g. PATENT AND COPYRIGHT REGISTRATION: Employee agrees to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such inventions, and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto. Employee further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign patents or copyrights registrations covering inventions or original works of authorship assigned to the Company as above, then Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon wit the same legal force and effect as if executed by Employee.

          h. EXCEPTIONS TO ASSIGNMENTS. In accordance with Employer's policy and California law, this Agreement (other than Section e) does not apply to, and Employee has no obligation to assign to Employer, any invention that Employee develops entirely on his own time without using Employer's equipment, supplies, facilities, or trade secret information except those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to Employer's business, or actual or demonstrably anticipated research development of Employer; or (2) result from any work performed by Employee for Employer, Employee will advise the Company promptly in writing of any inventions that he believes meet the criteria' in California Labor Code
               Section 2870 and not otherwise disclosed on Exhibit A.

          i. RETURNING COMPANY DOCUMENTS. Employee agrees that, at the time of leaving the employ of the Company be will deliver to the Company (and will not keep in his possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, others documents, or property, or reproductions of any aforementioned items developed by Employee pursuant to his employment with the Company or otherwise belonging to the Company, its successors or assigns.

          j. SOLICITATION OF EMPLOYEES. Employee agrees that he shall not, for a period of one year immediately following the termination of his relationship with Employer for any reason, whether with or without cause, either directly or indirectly, on his own behalf or in the service of or on behalf of others, solicit, recruit or attempt to persuade any person to terminate such person's employment with the Company, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or is at-will.

          k. INEVITABLE DISCLOSURE. After Employee's employment has terminated Employee shall not accept employment with any competitor of Employer, where the new employment is likely to result in the inevitable disclosure of Employer's trade secrets or confidential information, or it would be impossible for Employee to perform his new job without using or disclosing trade secrets or confidential information.

     9.     TERMINATION.

          a. TERMINATION UPON COMPLETION OF INITIAL TERM. Unless terminated at an earlier date pursuant to Section 9b or Sections 10-12 this Agreement shall terminate on April 30, 2001.

          b. TERMINATION FOR CAUSE. This Agreement may be terminated at any time by Employer without prior notice thereof to Employee and without any liability owning to Employee under this Agreement, in subjective good faith belief of Employer, under the following conditions, each of which shall constitute "Cause";

               1. FAILURE TO DISCHARGE DUTIES. Employee willfully neglects or refuses to discharge his duties hereunder or refuses to comply with any lawful and reasonable instructions given to him by Employer

               2. BREACH. Employee shall have committed any material breach and such breach is repeated or continued after written notice of any breach of his obligations hereunder

               3. GROSS MISCONDUCT. Employee is guilty of gross misconduct, For the purposes of this Agreement the following acts shall constitute gross misconduct:

                    i) Any act involving fraud or dishonesty or misappropriation of funds or breach of applicable regulations of competent authorities in relation to trading or dealing with stocks, securities, investments and the like;

                    ii) The carrying out of any activity or intentionally making of any statement which would, in the good faith judgment of Employer, prejudice or impair the good name or standing of Employer or would bring Employer into contempt, ridicule or may reasonably shock or offend any community in which Employer is located;

                    iii) Attendance  at  work  in a  state  of  intoxication  or otherwise being found in possession at his place of work any prohibited drug or substance, possession of which would amount to a criminal offense;

                    iv) Assault or other act of violence against any employee of Employer or other person during the course of his employment;

                    v) Harassment or disparagement of others based on their age, disability, color, national origin, race, religion, sex or veteran status, including acts of sexual harassment or,

                    vi)  Conviction of any felony,  or  misdemeanor  that in the
                         good  faith   judgment  of  Employer   involves   moral
                         turpitude.

     10. TERMINATION BY EMPLOYER FOR REASONS OTHER THAN CAUSE. Notwithstanding anything herein to the contrary, Employer may terminate this Agreement at any time with thirty (30) days prior notice thereof to Employee. In such an event, Employer shall pay to Employee all accrued but unpaid salary, earned bonus and accrued vacation through the date of termination, and the lesser of (i) the Base Salary for 12 months after the termination in accordance with the Employer's normal practices, or
          (ii) the Base Salary for the remaining life of the contract. In addition, the vesting of all options to purchase Common Stock of the Company held by Employee, under this Agreement or any other agreement, shall be accelerated so that such options are immediately exercisable, including bonus options to the extent that those options have been granted as of the date of termination. In addition, Employer will continue to provide to Employee for 12 months Medical, Dental, Vision, Life and Disability Insurance. To be eligible for these payments and benefits upon termination by Employer for Reasons Other than Cause, Employee must execute a Full General Release Agreement ("Release"). Employer shall have no further obligations to Employee under this Agreement.

     11.  TERMINATION BASED UPON CHANGE OF CONTROL.

          If the Employee's employment is terminated, without "Cause," during the first 12 months following a Change in Control (as defined below), Employee shall be entitled to receive two (2) years Base Salary, 50% of Base Salary as Incentive Bonus and benefits through the term of this Agreement. Additionally, upon such termination, the vesting of all options to purchase Common Stock of the Company held by Employee shall be accelerated so that such options are immediately exercisable. To be eligible for this payment, Employee must execute a Release, Employer shall have no further obligations to Employee under this Agreement. For purposes of this Section 11 and for purposes of this Agreement, the term Change of Control: shall mean: (i) any change of equity such that more than fifty percent (50%) of the issued and outstanding shares of the Company are transferred to a third party;
          (ii) or debt ownership, including but not limited to conversion rights of debt to equity of the Employer such that more than fifty percent (50%) of the issued and outstanding shares are transferred to a third party; or (iii) a sale of substantially all of Emp1oyer' assets or
          (iv) issuance of equity securities in an amount in excess of fifty percent (50%) of the outstanding shares at the time of issuance. However, a change of control shall specifically exclude (i) public offering of the securities of the Company, and (ii) the Employers Stock Purchase Agreement with Intellect Capital Group, LLC dated April 18, 2000.

     12.  TERMINATION BY EMPLOYEE.

       a. VOLUNTARY TERMINATION. Employee may terminate his employment under this Agreement at any time with thirty (30) days prior written notice thereof to Employer. Upon such termination, Employee shall be entitled to his pro-rata Base Salary and pro-rata Incentive Bonus through the date of such termination and all stock options that have vested at that time.

       b. RESIGNATION FOR GOOD CAUSE. The termination of Employee's employment under this Agreement by Employee shall be deemed a termination by Employer for reasons other than cause if:

          (i) removal of the Employee from the Executive Committee or a similar reduction in position or duties; and

          (ii) Employer materially breaches its obligations to Employee under this Agreement.

     TERMINATION UPON DEATH OR DISABILITY. To the extent consistent with federal and state law, Employee's employment, salary, and accrual of commissions shall terminate on his death or disability. "Disability" means any health condition, physical or mental, or other cause beyond Employee's control, that prevents him from performing his duties, even after reasonable accommodation is made by Employer, for a period of 180 consecutive days within any 360 day period. In the event of termination due to death or disability, Employer shall pay employee (or his legal representative) his salary prorated through the date of termination, at the rate in effect at the time of termination, together with any benefits, including, without limitation, prorated bonus and vacation, accrued through the date of termination. Employer shall have no further obligations to Employee (or his legal representative) under this Agreement.

     GENERAL  PROVISIONS.

          a. AMENDMENT. This Agreement may be amended or modified only by a writing signed by both of the parties hereto.

          b. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon Employee, his or her heirs and personal representatives, and Employer, its successors and assigns.

          c. WAIVER. The waiver by either party of a breach of any provision contained in this Agreement shall not be construed as or operate as a waiver of any subsequent breach.

          d.   NOTICES

          i) All notices and all other communication provided for herein shall be in writing and delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested or delivered by a recognized national overnight courier service, or sent by facsimile as follows:

          If to Employer to:     Mr.  Patrick  Dane
                                 Director

          If to Employee to:     Mr.  Jack  Marshall
                                 CEO

               If Employee has provided notice to Employer that he is represented by counsel, Employer shall copy Employee's counsel at the address specified. Employee agrees and understands that any legal fees or expenses incurred by him in connection with this Agreement are his sole responsibility and Employer shall not reimburse Employee for any portion of such fees or expenses.

          ii) All notices sent under this Paragraph 13 shall be deemed given twenty-four (24) hours after sent by facsimile or courier and seventy-two (72) hours after sent by certified or registered mail.

          iii) Either party hereto may change the address to which notice is to be sent hereunder by written notice to the other party in accordance with the provisions of this Paragraph.

     e. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws.

     f. INJUNCTIVE RELIEF. Employee acknowledges that the services to be rendered under this Agreement and the items described in Section 8 is of a special, unique and extraordinary character, that it would be difficult or impossible to replace such services or to compensate Employer in money damages for a breach of this Agreement. Accordingly, Employee agrees and consents that it he violates any of the provisions of this Agreement, Employer, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith.

     g. ENTIRE AGREEMENT. This Agreement contains the full and complete understanding of the parties hereto with respect to the subject matter contained herein and this Agreement supersedes and replaces any prior agreement, either oral or written, which Employee may have with Employer that relates generally to the same subject matter.

     h. SURVIVAL. Notwithstanding any expiration or termination of this Agreement, the provisions of this agreement shall survive and remain in full force and effect, as shall any other provision hereof that, by its terms or reasonable interpretation thereof sets forth obligations that extend beyond the termination of this Agreement.

     i. ASSIGNMENT. This Agreement may not be assigned by Employee without the prior written consent of Employer, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect. Employer can assign this Agreement to any Affiliate with Employee's written consent. Thereafter, any such assignee shall be considered to be the Employer for all purposes under this Agreement; provided however, that references to previous incentive bonuses shall be deemed to include incentive bonuses paid by any assignor.

     j. SEVERABILITY. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, and to that end the provisions hereof shall be deemed severable.

     k. PARAGRAPH HEADING. The section headings set forth herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement whatsoever.

     l. VOLUNTARY AGREEMENT. Employee and Employer represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Agreement with legal, tax or other advisers(s) of such party's choice before executing this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement as of the date first above written.



     EMPLOYER                                   Jack  Marshall
     Patrick  Dane


     BY:

                                    EXHIBIT A
                                    ---------

The  Employee  shall  have  the  following  duties:

A.     CEO
       ---

The Employee shall serve the Employer in the position of Chief Executive Officer ("CEO") and a Member of the Executive Committee. In such capacity, Employee shall, as part of the Executive Committee, manage the day to day operations of the Company, lead the development of the Company's vision, business, and recruitment of employees develop the business strategy, positioning and product or service focus of the Company and such other and different tasks as may be required or requested by the Board of Director and the Executive Committee.

B.     Chairman  of  the  Executive  Committee  and  Vice  Chairman
       ------------------------------------------------------------

Employee shall chair the Executive Committee, which shall, be responsible for the strategic direction of the Company, including but not limited to, "evangelizing" the Company, identifying business opportunities for the Company, setting the direction and focus of the Company's research and development effort, development of new product or service offerings for the Company, and such other and different tasks as may be required or requested by the Board of Directors.

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 26th day of June, 2000, by and between PhotoLoft.com, Inc., a Nevada corporation
----
("Employer"),  and  Brian  Dowd,  an  individual  ("Employee").

                                    RECITALS
                                    --------

          A. WHEREAS, Employee has experience and expertise applicable to employment with Employer to perform as the Chief Financial Officer of Employer, Employer has agreed to employ Employee and Employee has agreed to enter into such employment, on the terms set forth in this Agreement.

          B. WHEREAS, Employee acknowledges that this Agreement is necessary for the protection of Employer's investment in its business, goodwill, products, methods of operation, information, and relationships with its customers and other employees.

          C. WHEREAS, Employer acknowledges that Employee desires definition of his compensation and benefits, and other terms of his employment.

          NOW, THEREFORE, in consideration thereof and of the covenants and conditions contained herein, the parties agree as follows:


                                    AGREEMENT
                                    ---------


     1.     TERM  OF  AGREEMENT
            -------------------

          1.1     Initial  Term.  The initial term of this Agreement shall begin
                  -------------
on __________ ("Commencement Date") and shall continue until the earlier of: (a) the date on which it is terminated pursuant to Section 5; or (b) three (3) years following the Commencement Date ("Initial Term"). After the expiration of the Initial Term, Employee shall be employed on an at-will basis, with either party able to terminate the employment, with or without cause and with or without notice.



     2.     EMPLOYMENT
            ----------

          2.1     Employment  of Employee. Employer agrees to employ Employee to
                  -----------------------
render services on the terms set forth herein. Employee hereby accepts such employment on the terms and conditions of this Agreement.

          2.2     Position  and  Duties.  Employee  shall  serve  as  the  Chief
                  ---------------------
Financial Officer of Employer, reporting to the Chief Executive Officer/President of Employer, and as a member of the Executive Committee, and shall have the general powers and duties of management usually vested in those offices in a corporation and such other powers and duties as may be prescribed from time to time by the Board of Directors.

          2.3     Standard  of  Performance. Employee agrees that be will at all
                  -------------------------
times faithfully and industriously and to the best of his ability, experience and talents perform all of the duties that may be required of and from him pursuant to the terms of this Agreement. Such duties shall be performed at such place or places as the interests, needs, business and opportunities of Employer shall require or render advisable.

               2.4     Exclusive  Service.  Employee  shall  devote  all  of his
                       ------------------
business energies and abilities and all of his productive time to the performance of his duties under this Agreement (reasonable absences during holidays and vacations excepted), and shall not, without the prior written consent of Employer, render to others any service of any kind (whether or not for compensation) that, in the sole opinion of Employer, would materially interfere with the performance of his duties under this Agreement.

               Employee shall not, without the prior written consent of Employer, maintain any affiliation with, whether as an agent, consultant, employee, officer, director, trustee or otherwise, nor shall he directly or indirectly render any services of an advisory nature or otherwise to, or participate or engage in, any other business activity.

     3.  COMPENSATION
         ------------

          3.1     Compensation.  During  the  term  of  this Agreement, Employer
                  ------------
shall pa the amounts and provide the benefits described in this Section 3, and Employee agrees to accept such amounts and benefits in flu payment for Employee's services under this Agreement.

          3.2     Base  Salary.  Employer shall pay to Employee a base salary of
                  ------------
$150,000.00 annually in equal semi-monthly installments, less applicable taxes. At Employer's sole discretion, Employee's base salary will be reviewed may be increased annually.

          3.3     Discretionary  Bonus.  Except  as  described in Subsection 3.4
                  --------------------
below, Employee is eligible to receive an annual bonus, as determined by the Board of Directors in its sole discretion. This discretionary bonus will be based on performance criteria, and will be based on milestones. The target amount, performance criteria and milestones are to be established by the Board of Directors within four (4) months after the Commencement Date. This discretionary bonus plan will commence on the date of Employee's employment.



          3.4     Equity  Incentive  Plan.
                  -----------------------

               (a) Employee shall be granted 400,000 options for Employer's common stock ("Common Stock"), each of which shall be priced based on the closing market value on the day of the grant, which will be the first day of employment, vested over a 4 year period with periodic vesting occurring at the end of each six months of employment.

               (b) Employee will be eligible for additional grants of options to purchase Company stock based on the Employer's 1999 Stock Incentive Plan and at the discretion of the Board of Directors.

               (d) Except as otherwise set forth herein, vesting of options will cease upon the termination of Employee's employment with Employer.

               (e) At the time his employment is terminated, or at any time during his employment, Employee may, at his discretion, assign any option to purchase Employer's stock, to which Employee may have a vested or non-vested right, to trusts or trustees for estate planning purposes. Any such assignee shall be subject to the vesting requirements set forth in this Agreement including, but not limited to, Subsection 3.5.

               (f) In the event of a merger, consolidation, acquisition, separation or reorganization, as defined in Section 6.1.2 of the 1999 Stock Option Plan, all of the Employee s currently granted options shall vest immediately.



          3.5     Fringe  Benefits. Subject to Section 3.7 and upon satisfaction
                  ----------------
of the applicable eligibility requirements, Employee shall be entitled to all fringe benefits which Employer may make generally available from time to time for similar employees. Such benefits shall. include without limitation those available, if any, under any group insurance, profit sharing, pension or retirement plans or sick leave policy. Specifically the employer will provide standard medical and dental insurance and term life insurance at one and a half times annual salary.

          3.6     Vacations. Employee shall accrue, on a daily basis, a total of
                  ---------
two (3) weeks vacation per year. provided however. that Employee's accrued and unused vacation not to exceed a total of four (5) weeks. Any accrued but unused vacation will be paid to Employee at the time tat his employment is terminated. Employer acknowledges that the Employee has prior engagement & on the dates noted below which can not be rescheduled. Therefore, the following dates are to be treated as vacation days which will offset vacation accruals during employees first year of employment. Employee is the best man in a wedding and will need to take a vacation day on Friday July 21.2000.

          3.7     Deduction  from  Compensation.  Employer  shall  deduct  and
                  -----------------------------
withhold from all compensation payable to Employee all amounts required to be deducted or withheld pursuant to any present or future law, ordinance, regulation, order, writ, judgment, or decree requiring such deduction and withholding.

     4.     REIMBURSEMENT  OF  EXPENSES
            ---------------------------

          4.1     Travel  and Other Expenses. Employer shall pay to or reimburse
                  --------------------------
Employee for those reasonable travel, promotional and similar expenditures incurred by Employee which Employer determines are reasonably necessary for the proper discharge of Employee's duties under this Agreement and for which Employee submits appropriate receipts and indicates the amount, date, location and business character in a timely manner.

          4.2     Liability  Insurance.  Employer  shall  provide  Employee with
                  --------------------
officers and directors' insurance, or other liability insurance, consistent with its usual business practices, to cover Employee against all insurable events related to his employment with Employer. Employer may, in its sole discretion, provide this benefit through commercially available insurance or may self-insure this benefit.

     5.     TERMINATION
            -----------

          5.1     Termination  by  Employer  With  Good  Cause.  Employer  may
                  --------------------------------------------
terminate Employee's employment at any time, without notice, for "Good Cause." If Employer should terminate Employee's employment with "Good Cause," Employer shall pay Employee his salary prorated through the date of termination, at the rate in effect at the time notice of termination is given, together with any benefits, such as vacation, accrued through the date of termination. Employer shall have no further obligations to pay any compensation or any other benefits to Employee under this Agreement or any otter agreement, and all unvested options will terminate.

          5.2     Good  Cause.  For  purposes  of  this Agreement, a termination
                  -----------
shall be for "Good Cause" if Employee, in the subjective, good faith opinion of Employer, shall:

               (a) be convicted of a felony which, in the sole opinion of Employer, involves moral turpitude;

               (b) commit an act, or fail to commit an act, that amounts to willful misconduct, wanton misconduct or gross negligence;

               (c) engage in any activity that is in conflict with Employee's employment;

               (d) commit an act of fraud, misappropriation of funds or embezzlement in connection with his duties;

               (e) breach Employee's fiduciary duty to Employer, including, but not limited to, acts of self-dealing (whether or not for personal profit);

               (i)     materially  breach  this  Agreement;  or

               (g) fail to substantially perform the responsibilities and duties specified herein (other than any such failure resulting from Employee s incapacity due to physical or mental illness).

          5.3     Termination  by  Employer  Without  Good  Cause.  If  Employer
                  -----------------------------------------------
terminates  Employee's  employment  without  Good Cause, then Employer shall pay
Employee: (1) all accrued but unpaid base salary and vacation, in a lump sum; and (2) an amount equal to the lesser of (i) the remaining base compensation (base salary) under the Initial Term (at the rate in effect at the time of termination) and (ii) six (6) months of base compensation (at the rate in effect at the time of termination). To be eligible for these payments and benefits upon termination by Employer without Good Cause, Employee must execute a Full General Release Agreement ("Release"). Employer shall have no further obligations to Employee under this Agreement.

          5.4     Death or Disability. To the extent consistent with federal and
                  -------------------
state law, Employee's employment, salary, and accrual of commissions shall terminate on his death or disability. "Disability" means any health condition, physical or mental, or other cause beyond Employee's control, that prevents him from performing his duties, even after reasonable accommodation is made by Employer, for a period of 180 days within any 360 day period. In the event of termination due to death or Disability, Employer shall pay Employee (or his legal representative) his salary prorated through the date of termination, at the rate in effect at the time of termination, together with any benefits, including, without limitation, accrued bonus, if any, and vacation, accrued through the date of termination. To be eligible for this payment, Employee (or his legal representative) must execute a Release. Employer shall have no further obligations to Employee (or his legal representative) under this Agreement.

          5.5     Return  of  Employer  Property.  Within  five  days  after the
                  ------------------------------
Termination Date, Employee shall return to Employer all products, books, records, forms, specifications, formulae, data processes, designs, papers and writings relating to the business of Employer including without limitation proprietary or licensed computer programs, customer lists and customer data, and/or copies or duplicates thereof in Employee's possession or under Employee's control. Employee shall not retain any copies or duplicates of such property and all licenses granted to him by Employer to use computer programs or software shall be revoked on the Termination Date.

     6.     DUTY  OF  LOYALTY
            -----------------

          6.1 During the term of this Agreement, Employee shall not, without the prior written consent of Employer, directly or indirectly render services of a business, professional, or commercial nature to any person or firm, whether for compensation or otherwise, or engage in any activity directly or indirectly competitive with or adverse to the business or welfare of Employer, whether alone, as a partner, or as an officer, director, employee, consultant, or holder of more than 1 % of the capital stock of any other corporation. Otherwise, Employee may make personal investments in any other business so long as these investments do not require him to participate in the operation of the companies in which he invests.

     7.     CONFIDENTIAL  INFORMATION
            -------------------------

          7.1     Trade  Secrets  of Employer. Employee, during the term of this
                  ---------------------------
Agreement, will develop, have access to and become acquainted with various trade secrets which are owned by Employer and/or its affiliates and which are regularly used in the operation of the businesses of such entities. Employee shall not disclose such trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by Employer. All files, contracts, manuals, reports, letters, forms, documents, notes, notebooks, lists, records, documents, customer, lists, vendor lists, purchase information, designs, computer programs and similar items and information, relating to the businesses of such entities, whether prepared by Employee or otherwise and whether now existing or prepared at a future time, coming into his possession shall remain the exclusive property of such entities, and shall not be removed for purposes other than work-related from the premises where the work of Employer is conducted, except with the prior written authorization by Employer.

          7.2     Confidential  Data  of  Customer of Employer. Employee, in the
                  --------------------------------------------
course of his duties, will have access to and become acquainted with financial, accounting, statistical and personal data of customers of Employer and of their affiliates. All such data is confidential and shall not be disclosed, directly or indirectly, or used by Employee in any way, either during the term of this Agreement (except as required in the course of employment by Employer) or at any time thereafter.

          7.3     Confidentiality  Program.  Employee  shall take such steps and
                  ------------------------
shall adopt and/or implement such policies and programs as may be necessary to protect and to cause all subordinate employees of Employer to protect the trade secrets and other confidential information of Employer, its affiliates and customers.

          7.4     Inevitable  Disclosure.  After  Employee's  employment  has
                  ----------------------
terminated, employee shall not accept employment with any competitor of Employer, where the new employment is likely to result in the inevitable disclosure of Employer's trade secrets or confidential information, or it would be impossible for Employee to perform his new job without using or disclosing trade secrets or confidential information.

          7.5     Continuing  Effect.  The  provisions  of  this Section 7 shall
                  ------------------
remain  in  effect  after  the  Termination  Date.

     8.     NO  SOLICITATION
            ----------------

               Employee agrees that he will not, during his employment with Employer, and for one (1) year thereafter, encourage or solicit any other employee of Employer to terminate his or her employment for any reason, nor will he assist others to do so.

     9.     INTELLECTUAL  PROPERTIES.
            ------------------------

          9.1 Subject to Subsection 9.2 below, all ownership, copyright, patent, trade secrecy, and other rights in all works, programs, fixes, routines, inventions, ideas, designs, manuals, improvements, discoveries, processes, customer lists or other properties (the "Intellectual Properties") made or conceived by Employee during the term of his employment by Employer shall be the right and property solely of Employer, whether developed independently by Employee or jointly with others, and whether or not developed or conceived during regular working hours or at Employer's facilities, and whether or not Employer uses, registers, or markets the same.

          9.2 In accordance with Employer's policy and California law, this Agreement (other than Subsection 9.3) does not apply to, and Employee has no obligation to assign to Employer, any invention that Employee develops entirely on his own time without using Employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1) relate at the time of conception or reduction to practice of the invention to Employer's business, or actual or demonstrably anticipated research or development of Employer; or
(2)  result  from  any  work  performed  by  Employee  for  Employer.

          9.3 If and to the extent that Employee makes use, in the course of his employment, of any items or Intellectual Properties previously developed by Employee or developed by Employee outside the scope of this Agreement, Employee hereby grants Employer a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license (with right to sublicense), to make, use, sell, copy, distribute, modify, and otherwise to practice and exploit any and all such items and Intellectual Properties.

          9.5 Employee will assist Employer as requested during and after the term of his employment to further evidence and perfect, and to enforce, Employer's rights in and ownership of the Intellectual Properties covered hereby, including without limitation, the execution of additional instruments of conveyance and assisting Employer with applications for patents or copyright or other registrations, which will be made at Employer's expense. If such assistance is subsequent to the termination of employment, Employer will pay reasonable direct expenses in connection with such assistance.

     10.     OTHER  PROVISIONS
             -----------------

          10.1     Compliance  With  Other  Agreements.  Employee represents and
                   -----------------------------------
warrants to Employer that the execution, delivery and performance of this Agreement will not conflict with or result in the violation or breach of any term or provision of any order, judgment, injunction, contract, agreement, commitment or other arrangement to which Employee is a party or by which he is bound, including without limitation any agreement restricting the sale of products similar to Employer's products in any geographic location or otherwise. Employee acknowledges that Employer is relying on his representation and warranty in entering into this Agreement, and agrees to indemnify Employer from and against all claims, demands, causes of action, damages, costs or expenses (including attorneys' fees) arising from any breach thereof.

          10.2     Injunctive Relief. Employee acknowledges that the services to
                   -----------------
be rendered under this Agreement and the items described in Sections 6, 7, 8 and 9 are of a special, unique and extraordinary character, that it would be difficult or impossible to replace such services or to compensate Employer in money damages for a breach of this Agreement. Accordingly, Employee agrees and consents that if he violates any of the provisions of this Agreement, Employer, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith.

          10.3     Attorneys'  Fees.  The  prevailing party in any suit or other
                   ----------------
proceeding brought to enforce, interpret or apply any provisions of this Agreement, shall be entitled to recover all costs and expenses of the proceeding and investigation (not limited to court costs), including all attorneys' fees.

          10.4     Counsel. The parties acknowledge and represent that, prior to
                   -------
the execution of this Agreement, they have had an opportunity to consult with their respective counsel concerning the terms and conditions set forth herein. Additionally, Employee represents that he has received independent legal advice concerning the taxability of any consideration received under this Agreement. Employee has not relied upon any advice from Employer and/or its attorneys with respect to the taxability of any consideration received under this Agreement. Employee further acknowledges that Employer has not made any representations to him with respect to tax issues.

          10.6     Nondelegable  Duties.  This  is  a  contract  for  Employee's
                   --------------------
personal services. The duties of Employee under this Agreement are personal and may not be delegated or transferred in any manner whatsoever, and shall not be subject to involuntary alienation, assignment or transfer by Employee during his life,

          10.7     Entire  Agreement.  This  Agreement is the only agreement and
                   -----------------
understanding between the panics pertaining to the subject matter of this Agreement, and supersedes all prior agreements, summaries of agreements, descriptions of compensation packages discussions, negotiations, understandings, representations or warranties, whether verbal or written, between the parties pertaining to such subject matter.

          10.8     Governing  Law. The validity, construction and performance of
                   --------------
this Agreement shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

          10.9     Venue.  If  any  dispute  arises  regarding  the application,
                   -----
interpretation or enforcement any provision of this Agreement, including fraud in the inducement, such be resolved either in federal or state court in San Jose, California.

          10.10     No  Jury.  If  any dispute arises regarding the application,
                    --------
interpretation or enforcement of any provision of this Agreement, including fraud in the inducement, the parties hereby waive their right to a jury trial.

          10.11     No  Punitive  Damages.  If  any dispute arises regarding the
                    ---------------------
application, interpretation or enforcement of any provision of this Agreement, including fraud in the inducement, the parties hereby waive their right to seek punitive damages in connection with said dispute.

          10.12     Severability.  The  invalidity  or  unenforceability  of any
                    ------------
particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.

          10.13     Amendment  and  Waiver.  This  Agreement  may  be  amended,
                    ----------------------
modified or supplemented only by a writing executed by each of the parties. Either party may in writing waive any provision of this Agreement to the extent such provision is for the benefit of the waiving party. No waiver by either party of a breach of any provision of this Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a party t seek a remedy for noncompliance or breach by the other party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

          10.14     Binding  Effect. The provisions of this Agreement shall bind
                    ---------------
and inure to the benefit of the parties and their respective successors and permitted assigns.

          10.15     Notice.  Any notices or communications required or permitted
                    ------
by this Agreement shall be deemed sufficiently given if in writing and when delivered personally or 48 hours after deposit with the United States Postal Service as registered or certified mail, postage prepaid and addressed as follows:

               (a) If to Employer, to the principal office of Employer in the State of California, marked "Attention: Jack Marshall"; or

               (b) If to Employee, to the most recent address for Employee appearing in Employer's records.

          10.17     Headings.  The  Section and other headings contained in this
                    --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement a of the day and year first above written.

                                                EMPLOYER


                                                PHOTOLOFT.COM,  INC
                                                -------------------

                                                By:___________________

                                                Its:___________________


                                                BRIAN  DOWD

                         Cefeo Investments, Limited S.A.
              c/o Banca Privata Edmond de Rothschild (Lugano) S.A.
                                  via Ginevra 2
                               Lugano, Switzerland

                  Tel: + 41 91 913 4500, Fax: + 41 91 913 4501

                                ESCROW AND OPTION
                                    AGREEMENT

This ESCROW AND OPTION AGREEMENT, made as of the 16th day of June, 2000 (the "Agreement"), by _____________________ located at
_______________________________  U.S.A.  [tel:  +  ________________,  fax:  +
________________] (the "Optionor"), Cafeo Investments, Limited, c/o Banca Privata Edmond de Rothschild (Lugano) S.A., located at via Ginevra 2, Lugano, Switzerland [tel: + 41 91 913 4500, fax: + 41 91 913 4501] (the "Optionee"),
Chase Manhattan Bank & Trust Co., located at 101 California Street, Suite 2725, San Francisco, CA 94111, U.S.A. [tel: + 1 415 954 9506, fax: + 1 415 693 8850]
(the  "Escrow  Agent")  and  their  respective  successors  and  assigns.

NOW,  THEREFORE,  the  parties  hereto  hereby  agree  as  follows:

1. The Optionor will deposit ________________ shares of common stock (the "Shares") of $0.001 par value, of Photoloft.com, located at 300 Orchard City Drive, Suite 142, Campbell, CA 95008, U.S.A. listed on the OTC Bulletin Board, symbol LOFT (the "Company") with Chase Manhattan Bank, attention Pardeep Sharma, located at 4 New York Plaza, Ground Floor, New York, NY 10004-2477, U.S.A. (tel: + 1 212 946 3046, + 1 212 946 8587) by
     transfer of the original certificates for Shares with Medallion Signatures in an account controlled by the Escrow Agent;

2. The Optionor and the Optionee hereby appoint the Escrow Agent as escrow agent, and the Escrow Agent hereby accepts such appointment for the purpose and on the terms and conditions set forth in this Option and Escrow Agreement.

3. The Escrow Agent will accept from the Optionor ___________ Shares by transfer of the original certificates for Shares with Medallion Signatures. Such Shares shall contain restrictive legend. The Optionor will remit the Shares into the Escrow Agents brokerage account (the "Trading Account") as follows:

     Escrow  Agent:       Chase  Manhattan  Bank  &  mist  Co.
     Brokerage  Firm:     Chase  Manhattan  Bank
     Address:             4  New  York  Plaza,  Ground  Floor,  NY,  NY  10004
     Telephone  No:       +  1-212-946-3046
     Fax  No:             +  1-212-946-8587

     Company's Initials: __    Investor's Initials: __    Finder's Initials: __

June  16th,  2000
Escrow  and  Option  Agreement
Photoloft.com
Page  2


     Attention:            Pardeep  Sharma
     Account  Name:        Corporate  Trust  Safekeeping  Account
     Institution  No:      26934
     ABA:                  021-000-021
     DTC  Routing  No:     902

     The Escrow Agent will not release, transfer, encumber or sell the Shares (the "Unexercised Shares") unless the option is exercised in part or in full by the Optionee and funds are remitted to the Escrow Agent for the benefit of the Optionor (as described below).

4. The Company agrees to provide certain registration rights for the Shares, pursuant to the registration rights (the "Registration Rights"), as attached in Appendix A

5. At any time following the date of execution of this Agreement until the end of the one hundred and twenty (120) day period (the "Term") commencing on the later of a) the date of receipt of the Shares by the Escrow Agent (the "Delivery Date"), b) the date of receipt by the Optionee of the Opinion of Counsel (as defined below), c) the date of receipt by the Optionee of the Transfer Agent Consent (as defined below) or d) either the date when the Shares are no longer subject to restrictions under Rule 144 or the effective date of a registration statement underlying the Shares, the Optionee will have the right to exercise the option (the "Option(s)") to purchase the Shares, in a single transaction or in multiple transactions, all or in part, at the exercise prices per share as follows:

     (one  quarter)     $2.25
     (one  quarter)     $2.50
     (one  quarter)     $2.75
     (one  quarter)     $3.00

6. The Escrow Agent will accept from the Optionee, by wire transfer funds in an amount of $ _______________ on one or more occasions (the "Incoming Funds"), for the purpose of exercising the Option(s). The Optionee is to remit any funds to the Escrow Agent as follows:

     Bank:                Chase  Manhattan  Bank
     Beneficiary:         Chase  Manhattan  Bank  &  Trust  Co.
     Account  Number:     Trust  Clearing  Account  Number  507-874439
     For  Benefit  of:    Cefeo/________  Escrow
     ABA:                 021-000-021

  Company's Initials: __     Optionor's Initials: __     Optionee's Initials: __

June  16th,  2000
Escrow  and  Option  Agreement
Photoloft.com
Page  3

     Attention:              Hank  Helley
     Tel:                    +  1-415-954-9506
     Fax:                    +  1-415-693-8850

7. Each occasion of the receipt of the Incoming Funds by the Escrow Agent from the Optionee shall constitute the exercise of the option for a number of shares that shall be determined by dividing the amount of such Incoming Funds by the Exercise Price (the "Exercised Shares"), as specified on each occasion through a notice from the Optionee to the Escrow Agent. The Escrow Agent may release, transfer, encumber or sell any Exercised Shares on behalf of the Optionee without further instruction from the Optionor.

8. All Incoming Funds shall be remitted by the Escrow Agent to the Optionor as follows:

     Bank:
     Beneficiary:
     Account  Number:
     ABA:
     Attention:
     Tel:
     Fax:

9. The Escrow and Option Agreement shall terminate (the "Termination Date") on the sooner of a) the exercise of the Option(s) in full for the purchase of all, the Unexercised Shares or b) the expiration of the Term. On the Termination Date, all Unexercised Shares shall be returned by the Escrow Agent to the Optionor and any excess Incoming Funds and all Exercised Shares remaining in the Trading Account shall remain to the credit and benefit of the Optionee. Following the Termination Date, the Escrow Agent shall use its best efforts to return the Unexercised Shares to the Optionor as quickly as possible. After the Termination Date all activity in the Trading Account shall be at sole instruction of the Optionee.

10. Each of the Optionor and the Optionee warrants to the Escrow Agent that (a) except for the interest of the Optionor in the Incoming Funds after the delivery of the Shares by the Optionor to the Escrow Agent and (b) the interest of the Optionee in the Shares after the delivery of the Incoming Funds by Optionee to the Escrow Agent, there exists no security interest in the Escrow Account, its intended contents, or any escrow funds or any part thereof

  Company's Initials: __     Optionor's Initials: __     Optionee's Initials: __

June  16th  2000
Escrow  and  Option  Agreement
Photoloft.com
Page  4

11. The Company, upon the execution hereof, will provide an opinion letter (the "Opinion of Counsel") from securities counsel to the Company, to the effect that (i) the Company is duly incorporated and validly existing; (ii) the issuance of the Shares has been duly approved by all required corporate action, and that all such securities, upon due issuance, shall be validly issued and outstanding, fully paid and nonassessable; (iii) this Agreement is valid and a binding obligation of the Company, enforceable in accordance with their terms, except as enforceability of any indemnification provisions may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance and other equitable remedies; and (iv) based upon the representations and warranties of the Company, the offer and sale of the Shares by the Optionee from the Optionor is exempt from the registration requirements of the Securities Act; and (v) following the date when the Shares are no longer subject to restrictions under Rule 144 or the effective date of a registration statement underlying the Shares, the Shares will be free trading and without restrictive legend; except that with respect to the foregoing opinions counsel may add such qualifications as are consistent with firm practice, including an assumption that the transaction does not constitute a plan or scheme to evade the registration provisions of the Securities Act.

12. Upon the mutual execution of this Agreement, the Company will notify the Company's transfer agent (the "Transfer Agent") of the terms of this Agreement. Following the Delivery Date, upon written instruction from the Escrow Agent the Company irrevocably consents to the transfer of the original certificates for the Shares by the Transfer Agent into the street name of Chase Manhattan Bank. The Company shall instruct the Transfer Agent, that upon the exercise of the Option(s) by the Optionee, the Transfer Agent shall issue the respective Share certificates in the name of the Optionee or such persons as may be designated by the Optionee or the Escrow Agent representing the number of Shares issuable pursuant to each Option(s) and that, following either the date when the Shares are no longer subject to restrictions under Rule 144 or the effective date of a registration statement underlying the Shares, the Shares shall otherwise be freely transferable on the books and records of the Company. Upon the execution of this Agreement, the Company will cause the transfer agent to execute and acknowledge in writing to the Optionee an irrevocable consent of the foregoing (the "Transfer Agent Consent").

13. Following the execution of the Option and Escrow Agreement, upon written notice from the Optionee, the Company agrees to enter into a European investor relations program (the "IR Program") with Elliot, Lane & Associates, a firm focused on investor relations in Germany, at a cost not to exceed $75,000.

 Company's Initials: __     Optionor' s Initials: __     Optionee's Initials: __

June  16th,  2000
Escrow  and  Option  Agreement
Photoloft.com
Page  5


14. The Optionor warrants to the Optionee that it will not sell any of the Shares to any other party besides the Optionee before the Termination Date. In addition, the Optionor warrants that it will not sell any other shares of common stock of the Company that it owns to any party besides the Optionee before the Termination Date.

15. The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Escrow and Option Agreement. The Escrow Agent shall not be liable for anything it may do or refrain from doing in connection with its duties hereunder except as a result of its own willful misconduct or fraud. The Escrow Agent shall not be required to defend any legal proceeding that may be instituted against it in respect of the subject matter of these instructions unless requested to do so by the undersigned parties and indemnified to its satisfaction including the reasonable cost of counsel selected by the Escrow Agent against the cost and expense of such defense. The Escrow Agent shall not be required to institute legal proceedings of any kind, and shall have no responsibility to verify the genuineness or validity of any document or signature or other item deposited with or submitted to it under expenses associated with the performances of the Escrow Agent's duties under this Escrow and Option Agreement, including the fees of counsel of this Escrow and Option Agreement.

16. Communication from the Escrow Agent shall be delivered by messenger or forwarded by facsimile, regular, or certified mail, and shall be effective when received. All communication to the Escrow Agent (including money and items for deposit hereunder) shall refer to the Trading Account and be addressed to the Escrow Agent at its address and fax number as set forth above and shall be effective by the Escrow Agent.

17. The undersigned parties acknowledge that the Escrow Agent may have in the past, and may in the future, represent either the Optionor or the Optionee, in transactions or matters other than that covered by this Escrow and Option Agreement. All parties hereto acknowledge that there currently exists no conflict between the parties which could in any way preclude the Escrow Agent from serving as Escrow Agent and continuing his representation of the Optionor or the Optionee, and all parties hereby waive any current conflicts or possible conflicts which may exist or possibly could exist, if any. In the event a conflict between the parties the Escrow Agent will, in any case, continue to be bound by the term of this Escrow and Option Agreement

 Company's Initials: __     Optionor' s Initials: __     Optionee's Initials: __

June  16th,  2000
Escrow  and  Option  Agreement
Photoloft.com
Page  6

18. This Escrow and Option Agreement shall be governed by and construed, in accordance with the laws of the State of California, United States of America.

19. This Escrow and Option Agreement may be executed in several counterparts each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

20. This Escrow and Option Agreement between the Optionee and the Optionor constitutes the entire agreement between the parties hereto with respect of the subject matter hereof and may not be changed or modified except by a written agreement signed by all the parties hereto.

 Company's Initials: __     Optionor' s Initials: __     Optionee's Initials: __

June  16th,  2000
Escrow  and  Option  Agreement
Photoloft.com
Page  7

IN WITNESS WHEREOF, each of the parties hereto has executed this Escrow and Option Agreement on the date and year first written above.


Agreed  and  Accepted:
The  Optionee
Cefeo  Investments,  Limited  S.A.

By:____________________________
    Walter  Blum
Its:  Director


Agreed  and  Accepted:
The  Optionor


By:_____________________

Its:


Agreed  and  Accepted:
The  Company
Photoloft.com


By:_________________
    Jack  Marshall
Its:


Agreed  and  Accepted:
The  Escrow  Agent
Chase  Manhattan  Trust  &  Co.

By:______________________
    Hank  Helley
Its:  Vice-President

 Company's Initials: __     Optionor' s Initials: __     Optionee's Initials: __

                            CERTIFICATE OF CORRECTION
                                       OF
               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                                 PHOTOLOFT, INC.



     Jack  Marshall  and  Lisa  Marshall  certify  that:

     1. They are the President and Secretary, respectively, of PhotoLoft, Inc., a corporation organized and existing under the State of Nevada (the "Company").

     2. The instrument being corrected is entitled "Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of PhotoLoft.com", and said instrument was filed with the Secretary of State of the State of Nevada on May 17,, 2000.

     3. Section 2(d)(i) of said Certificate of Designation, as corrected, should read as follows:

          (i) Holder(s) Delivery Requirements. To convert Series B Preferred Shares into full shares of Common Stock at any time within thirty (30) days of the date issuance of the Series B Preferred Shares (and, in no case later than said thirtieth (30th) day after the date of issuance) (the "Conversion Date"), the holder(s) thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto (the "Conversion Notice") to the Company or its designated transfer agent (the "Transfer Agent"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series B Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

     4. Section 2(e) of said Certificate of Designation, as corrected, should read as follows:

          (e) Mandatory  Conversion.  On the first to occur of (i) the thirtieth
              ---------------------
     (30th) day from the date of issuance  of the Series B  Preferred  Shares or
     (ii) a sale of all or substantially all of the Company's assets to another Person (as defined below) or a merger or similar transaction which is effected in such a way that the Company is not the surviving entity or shares of Common Stock of the Company are to be cancelled in exchange for value (referred to herein as in "Organic Change") (for purposes of this Agreement, "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof), then all such Series B Preferred Shares shall automatically be converted as of such date (all Series B Preferred Shares shall be converted as of the closing of said Organic Change as if the holder(s) of such Series B Preferred Shares had given the Conversion Notice on the date of such closing and the Conversion Date had been fixed as of the date of such closing) in accordance with this Section 2, and all holders of Series B Preferred Shares shall within two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or its Transfer Agent. No person shall thereafter have any rights in respect of Series B Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2.

     5. That said Sections, as corrected, conform the wording of the amended Sections to that adopted by the Board of Directors of the Company.

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed by Jack Marshall, its President, and Lisa Marshall, its Secretary, as of the 26th day of July, 2000.

PHOTOLOFT.COM


By:
Name:  Jack  Marshall
Title:  President


By:
Name:  Lisa  Marshall
Title:  Secretary


[Notarization]